Fyber N.V. Announces Preliminary Financial Results for the First Half of 2021
Austin, TX – August 6, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced today that Fyber N.V. (“Fyber”) released preliminary summary financial results for the first half of calendar 2021. Fyber reported that its preliminary calculations amount to total revenue of approximately €180 million for the six months ended June 30, 2021. Investors can access the full press release on Fyber’s investor relations site at http://investors.fyber.com/news.
Digital Turbine completed the acquisition of Fyber on May 25, 2021, and will consolidate Fyber’s financial results beginning on that date. Digital Turbine intends to provide full consolidated financial results, inclusive of the partial Fyber contribution, for the fiscal first quarter and provide additional business commentary on its previously scheduled conference call on Monday, August 9, 2021.
The historical financial information for Fyber referenced above is preliminary, is based on International Financial Reporting Standards, is unaudited, and is subject to adjustment, which adjustments may be material. Investors therefore should not place undue reliance on such unaudited financial information.
Digital Turbine Conference Call
Digital Turbine will host a conference call on Monday, August 9, 2021 at 4:30 p.m. ET to discuss its fiscal 2022 first quarter financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.
For those who are not able to join the live call, a playback will be available through August 16, 2021. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10159167.
About Digital Turbine, Inc.
Digital Turbine is the leading independent mobile growth platform and levels up the landscape for advertisers, publishers, carriers, and OEMS. By integrating a full ad stack with proprietary technology built into devices by wireless operators and OEMs, Digital Turbine supercharges advertising and monetization. The company is headquartered in Austin, Texas, with global offices in New York, Los Angeles, San Francisco, London, Berlin, Singapore, Tel Aviv and other cities serving top agency, app developer and advertising markets. For additional information visit www.digitalturbine.com.
Investor Relations Contacts:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com
SOURCE Digital Turbine, Inc.
Digital Turbine, Inc.